UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2025

FLEXSHOPPER, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37945	20-5456087
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 Yamato Road, Suite 260 Boca Raton, Florida	33431
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 353-9289

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	FPAY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CURRENT REPORT ON FORM 8-K

FlexShopper, Inc. (the “Company”)

September 30, 2025

Item 1.01. Entry into a Material Definitive Agreement.

On September 30, 2025, the Company, as guarantor, and Flex Revolution, LLC, a wholly owned subsidiary of the Company, as borrower (“Flex Revolution”), entered into a Forbearance and Sixth Amendment (the “Amendment”) to Credit Agreement (the “Basepoint Credit Agreement”) with BP Fundco, LLC, as administrative agent and as a lender (“Basepoint”). All capitalized terms used in this Iten 1.01 are, unless otherwise indicated, as defined in the Basepoint Credit Agreement

Pursuant to the Amendment, Basepoint agreed to (a) continue to forbear on taking any action or exercising any rights or remedies available to Basepoint against Flex Revolution or the Company, which arise from certain Events of Default by Flex Revolution under Section 8.01 of the Basepoint Credit Agreement, including, among others, failure to deliver financial statements, a collateral coverage shortfall, and minimum liquidity requirements, until the earlier of (x) October 27, 2025, (y) the failure of Flex Revolution to perform or observe any term, covenant or agreement set forth in the Amendment or (z) at the election of Basepoint, in its sole discretion (the “Forbearance Period”), and (b) extend the Draw Period under the Basepoint Credit Agreement until October 27, 2025, subject to earlier termination due to certain trigger events. In addition, the Amendment revises Section 2.01 of the Basepoint Credit Agreement to allow Flex Revolution to request Revolving Credit Loans in excess of the Revolving Credit Availability of up to $750,000 through October 27, 2025 (the “Over-Advances”). The Over-Advances accrue interest, are repayable by the maturity date, must be used for specified purposes and require a detailed use of proceeds request. Basepoint is funding Flex Revolution operations through the Over-Advances and access to other funds through October 27, 2025, to facilitate the sale of certain of Basepoint’s Collateral in an Article 9 UCC Sale (the “Article 9 Sale”) scheduled to occur on October 24, 2025. After the sale, any remaining obligations of Flex Revolution under the Basepoint Credit Agreement will either be assumed by the purchaser of the Collateral or extinguished. Once the Article 9 Sale is completed, Flex Revolution will cease operations.

The foregoing summary description of the Amendment is qualified in its entirety by reference to the full text thereof, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein in its entirety.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The exhibits listed in the following Exhibit Index are filed as part of this current report.

Exhibit No.	Description

10.1	Forbearance and Sixth Amendment to Credit Agreement, dated as of September 30, 2025, among Flex Revolution, LLC, as borrower, the Company, as guarantor, the Lenders party thereto and BP Fundco, LLC, as administrative agent.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEXSHOPPER, INC.

Date: October 3, 2025	By:	/s/ Matthew Doheny
		Name:	Matthew Doheny
		Title:	Chief Restructuring Officer

2